DATED February 2014

KOKO (CAMDEN) LIMITED

ALEX RUTHERFORD, OLIVER BENGOUGH, HUGH DOHERTY and LAURENCE SEYMOUR

OLIVER BENGOUGH

and

MINT GROUP HOLDINGS LIMITED

DEED OF REIMBURSEMENT1

in respect of certain fees incurred in relation to the proposed sale of

OBAR CAMDEN HOLDINGS LIMITED

1 NTD – the allocations may need to be conformed to the figures for the first tranche

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DATED     February 2014

PARTIES

(1)             KOKO (CAMDEN) LIMITED, a company incorporated in England with registered number 08763877 whose registered office is at 55 Colmore Row, Birmingham, B3 2AS (the “Purchaser”);

(2)              ALEX RUTHERFORD of HUGH DOHERTY of and LAURENCE SEYMOUR of (the “Relevant Sellers”);

(3)             OLIVER BENGOUGH of and

(4)              MINT GROUP HOLDINGS LIMITED, a company incorporated in England with registered number 04962275 whose registered office is at 191 Stonhouse Street, Clapham, London SW4 6BB (the “MGHL”)

RECITALS

(A)             The Relevant Sellers are proposing to sell to the Purchaser all of the shares (the “Relevant Sellers Shares”) in the Company which are registered in their respective names (the “Acquisitions”).

(B)              On 30th July 2013 the Relevant Sellers and Oliver Bengough entered into an exclusivity agreement (the “Exclusivity Agreement”) with Albion Ventures Limited in connection with Albion Ventures Limited conducting due diligence in relation to the Company and negotiating the proposed sale of the Relevant Sellers Shares together with shares in the Company held by the Guarantor to Albion Ventures Limited.

(C)             MGHL has assumed the obligations of Mint Group Limited in relation to a letter of engagement with Stella Capital Advisors LLP in connection with the provision of corporate advisory services in connection with the development of strategy for the group including the demerger of OBAR Camden Limited from the Mint Group of companies and the sale process of OBAR Camden Limited and/or its assets following demerger and has incurred fees in connection with this process.

(D)             During the subsistence of the Exclusivity Period as determined under the Exclusivity Agreement, Oliver Bengough entered into negotiations with the Purchaser which negotiations may have been in breach of the obligations of the Relevant Sellers and Oliver Bengough under the Exclusivity Agreement.

(E)             Albion Ventures LLP has agreed to release the Relevant Sellers and Oliver Bengough (together with the Company and its subsidiaries) of all liabilities in relation to the Exclusivity Agreement in consideration of the payment to Albion Ventures LLP of the sum of £30,000 (the “Release Sum”).

(F)              In consideration of the Relevant Sellers agreeing to enter into negotiations with the Purchaser for the Acquisitions, the Purchaser agreed to reimburse the Relevant Sellers, Oliver Bengough and MGHL an amount equal to the Release Sum and to make a contribution towards certain costs incurred by the Relevant Sellers and Oliver Bengough in connection with the proposed sale of the Relevant Sellers Shares in accordance with the terms and conditions set out in this Deed.

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OPERATIVE PROVISIONS

1	Interpretation

1.1              In this Agreement:

“Albion Ventures” means Albion Ventures LLP, a limited liability partnership incorporated in England under company number OC341254 whose registered office is at 1 Kings Arms Yard, London EC2R 7AF.

“Alex Rutherford SPA” means a share purchase agreement of today’s date between Alex Rutherford (1) the Purchaser (2) and TRINAD Capital Master Fund Ltd, Oliver Bengough and OBAR Camden Limited (the Guarantors) (3) in relation to the sale by Alex Rutherford to the Purchaser of all the shares in OBAR Camden Holdings Limited registered in his name.

"Business Day" means a day (other than a Saturday or Sunday) on which the clearing banks in the City of London are open for business.

“Company” means OBAR Camden Holdings Limited, a company incorporated in England with registered number 08257455 and whose registered office is at 121 Stonhouse Street, Clapham, London SW4 6BB.

“Exclusivity Liabilities” means liabilities arising under an exclusivity agreement dated 30th July 2013 (as amended) as entered into between the Relevant Sellers, Oliver Bengough and Albion Ventures.

“Minority Interest SPA” means a share purchase agreement of today’s date between Hugh Doherty and Laurence Seymour (1) the Purchaser (2) TRINAD Capital Master Fund Ltd, Oliver Bengough and OBAR Camden Limited (as Guarantors) (3) in relation to the sale by Hugh Doherty and Laurence Seymour of all the shares in OBAR Camden Holdings Limited registered in their respective names.

“Relevant Costs” means the costs (including VAT and disbursements) incurred by the Relevant Sellers, Oliver Bengough and by MGHL with the Service Providers in connection with the proposed sale by the Relevant Sellers of their respective interests in the Company up to the amounts set opposite the names of the respective Service Providers in column 3 of Schedule 1.

“Relevant Invoices” means the invoices issued by the Service Providers to the Relevant Sellers, Oliver Bengough and MGHL in relation to professional advice provided to the Relevant Sellers, Oliver Bengough and MGHL in relation to the proposed sale of the Relevant Sellers’ Shares.

“Service Providers” means those professional advisers to the Relevant Sellers and to MGHL whose details are set out in columns (1) and (2) of Schedule 1 to this Deed.

“Sellers’ Solicitors Client Account” means the Seller’s Solicitors Client Account as that term is defined in the Alex Rutherford SPA.

1.2              In this Agreement, unless otherwise stated, reference to:

(a)           words and phrases defined in the Alex Rutherford SPA shall have the same meaning as if the same were set out herein;

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(b)          a statute or statutory provision includes a reference to:

(i)          any statutory amendment, consolidation or re-enactment of it to the extent in force from time to time;

(ii)         all orders, regulations, instruments or other subordinate legislation (as defined in section 21(1) of the Interpretation Act 1978) made under it to the extent in force from time to time; and

(iii)        any statute or statutory provision of which it is an amendment, consolidation or re-enactment;

except to the extent that, as between the parties, any amendment, consolidation or re-enactment coming into force after the date of this Deed would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any party under this Agreement;

(c)          a "person" includes a legal or natural person, partnership, association, trust, company, corporation, joint venture, government, state or agency of the state or other body; and

(d)          a governmental, local governmental, regulatory or administrative authority or agency includes its successors.

1.3              In this Agreement the interpretation of general words shall not be restricted by words indicating a particular class or particular examples.

1.4              The headings in this Agreement are for ease of reference only and are to be ignored when interpreting this Agreement.

2	REIMBURSEMENT

2.1              The Purchaser shall, pay to the Relevant Sellers, Oliver Bengough and MGHL (such payment to be made by electronic transmission of funds) immediately following completion of the Alex Rutherford SPA:

2.1.1           to the Sellers’ Solicitors Client Account the aggregate sum of £196,000 (including all VAT payable in respect of the costs incurred), being the aggregate of all of the sums referred to in the Schedule and which are payable by the Relevant Sellers, MGHL and Oliver Bengough in connection with the professional services provided to them by the Service Providers; and

2.1.2           to the account of Albion Ventures at Lloyds Bank PLC Sort Code 30-00-02, Account number 00932111 the Release Sum to be paid in connection with the release by Albion Ventures of the Exclusivity Liabilities.

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2.2             Following payment by the Purchaser of the sums to be paid in accordance with clause 2.1, the Purchaser shall be under no obligation to oversee the application of the relevant sums by the Relevant Sellers, Oliver Bengough or MGHL or, as the case may be, the payment of the sums from the Sellers’ Solicitors Client Account and the Relevant Sellers shall bear the whole of, and shall thereafter indemnify the Purchaser in respect of any claim for non-payment or other claims against the Purchaser and/or the Company or any of its subsidiaries in respect of those liabilities.

3	Death of a RELEVANT SELLER

This Agreement shall enure for the benefit of the successors in title to and any executors or personal representatives of any Relevant Seller and/or Oliver Bengough who dies prior to payment of the sums due under this Deed and such person shall be entitled to enforce the same as if he were a party to this Deed.

4	Provision of information to the Purchaser

The Purchaser shall be entitled to receive upon request from the Relevant Sellers, Oliver Bengough and MGHL:

(a)          a copy of the Relevant Invoices and any other invoice relating to the sums to be paid by the Relevant Sellers as referred to in Clause 2; and

(b)          such evidence of payment by the Relevant Sellers, Oliver Bengough or MGHL of the sums due to be paid in respect of such invoices as the Purchaser may reasonably require.

5	Entire agreement

This Agreement is the entire agreement between the parties (and replaces all previous agreements and understandings between them) in connection with the discharge of the sums referred to in clause 2.

6	Third party rights

The parties do not intend any third party to have the right to enforce any provision of this Agreement under the Contracts (Rights of Third Parties) Act 1999.

7	Waiver

A failure or delay in exercising any right or remedy under this Agreement shall not constitute a waiver of that right or remedy. A single or partial exercise of any right or remedy shall not prevent the further exercise of that right or remedy. A waiver of a breach of this Agreement shall not constitute a waiver of any other breach.

8	Variations

No variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each party.

9	Communications

Communications under this Agreement shall be in writing and delivered by hand or sent by recorded delivery to the relevant party at its address as set out in this Agreement. Without evidence of earlier receipt, communications are deemed received: if delivered by hand, at the time of delivery; if sent by recorded delivery, at 9.00am on the second Business Day after posting

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10	Counterparts

This Agreement may be executed in any number of counterparts, which shall each constitute an original and together constitute one agreement. If this Agreement is executed in counterpart, it shall not be effective unless each party has executed at least one counterpart.

11	Governing law and jurisdiction

11.1            This Agreement and any non-contractual obligations arising in connection with it (and, unless provided otherwise, any document entered into in connection with it) shall be governed by and construed in accordance with English law.

11.2            The English courts have exclusive jurisdiction to determine any dispute arising in connection with this Agreement (and, unless provided otherwise, any document entered into in connection with it), including disputes relating to any non-contractual obligations.

11.3            Each party irrevocably waives any objection which it may now or later have to proceedings being brought in the English courts (on the grounds that the English courts are not a convenient forum or otherwise).

11.4            Nothing in this Agreement (or, unless provided otherwise, any document entered into in connection with it) shall prevent a party from applying to the courts of any other country for injunctive or other interim relief.

Executed as a Deed by the parties on the date of this Agreement.

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EXECUTION PAGE

Executed as a deed by KOKO (CAMDEN) LIMITED acting by its duly authorised Director in the presence of:
Director

Name of witness: Signature of witness: Address: Occupation:
Signed as a Deed by ALEX RUTHERFORD in the presence of:	) )

Name of witness: Signature of witness: Address: Occupation:

Signed as a Deed by HUGH DOHERTY in the presence of:	) )

Name of witness: Signature of witness: Address: Occupation:

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Signed as a Deed by LAURENCE SEYMOUR in the presence of:	) )

Name of witness: Signature of witness: Address: Occupation:

Signed as a Deed by OLIVER BENGOUGH in the presence of:	) )

Name of witness: Signature of witness: Address: Occupation:

Executed as a deed by MINT GROUP HOLDINGS LIMITED acting by its duly authorised Director in the presence of:
Director

Name of witness: Signature of witness: Address: Occupation:

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